Exhibit 10.4

COMMONWEALTH OF	§
PENNSYLVANIA	§
	§	KNOW ALL MEN BY THESE PRESENTS THAT:
COUNTY OF GREENE	§
§
ASSIGNMENT OF ROYALTY INTEREST
THIS ASSIGNMENT OF ROYALTY INTEREST (this “Assignment”) from Eastern Marketing Corporation, a West Virginia corporation with offices at 4643 South Ulster Street, Suite 100, Denver, Colorado 80237-2867 (“Assignor”), to The Bank of New York Mellon Trust Company, N.A., a national banking association organized under the laws of the State of New York, with offices at 919 Congress Avenue, Suite 500, Austin, Texas 78701, as trustee (the “Assignee”), acting not in its individual capacity but solely as trustee of the ECA Marcellus Trust I (the “Trust”) under that certain Amended and Restated Trust Agreement dated as of July 7, 2010, (the “Trust Agreement”) is delivered to be effective as of 7:00 a.m., Eastern Time, April 1, 2010 (the “Effective Time”). Assignor and Assignee are sometimes referred to herein individually as a “Party” and collectively as “Parties.”
Recitals
Assignor is the owner of (i) a certain Royalty Interest (as defined in the PDP Conveyance) assigned by Energy Corporation of America and further described in that certain recorded instrument entitled “Term Overriding Royalty Interest (PDP)” (the “PDP Conveyance”), which PDP Conveyance is described in Exhibit A hereto, and (ii) a certain Royalty Interest (as defined in the PDP Conveyance) assigned by Energy Corporation of America and further described in that certain recorded instrument entitled “Term Overriding Royalty Interest (PUD)” (the “PUD Conveyance” and, together with the PDP Conveyance, the “Conveyances”), which PUD Conveyance is described in Exhibit A hereto. All persons are referred to the Conveyances for the terms thereof and for specific descriptions of the Royalty Interest created under each Conveyance.
NOW THEREFORE, for the sum of $100.00 paid and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
1.	Conveyance. Effective as of the Effective Time, Assignor, for good and valuable consideration in hand paid by Assignee, hereby GRANTS, BARGAINS, SELLS, ASSIGNS, TRANSFERS, CONVEYS, SETS OVER AND DELIVERS, without recourse or warranty (except the special warranty provided below) or representation of any kind, all of its right, title, and interest in and to the Royalty Interest (as defined in the PDP Conveyance) and the Royalty Interest (as defined in the PUD Conveyance) (collectively, the “Transferred Interests”) and any and all of the other rights arising from or under the Conveyances with respect to the Transferred Interests (collectively, the “Assigned Rights”).

Assignor hereby binds itself, its successors and assigns to warrant and forever defend the title to the Transferred Interests herein granted, conveyed, assigned, and transferred unto Assignee, its successors and assigns, against the lawful claims and demands of every person whomsoever claiming or to claim the same or any part thereof, by, through or under Assignor, but not otherwise.

2.	Assumption. Assignee hereby assumes the express obligations of the “Assignee” under the Conveyances with respect to the Assigned Interests to the extent such obligations arise under the terms of the Conveyances.

3.	Counterparts. This Assignment may be executed in any number of counterparts, and each such counterpart hereof shall be deemed to be an original instrument, but all of such counterparts shall constitute for all purposes one Assignment. As between the Parties, any signature hereto delivered by a Party by facsimile transmission or email pdf shall be deemed an original hereto.

4.	Governing Law. WITHOUT GIVING EFFECT TO ANY CHOICE OR CONFLICT OF LAW PRINCIPLES THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION, THIS ASSIGNMENT SHALL BE CONSTRUED UNDER AND GOVERNED BY THE LAWS OF THE COMMONWEALTH OF PENNSYLVANIA (EXCLUDING CHOICE OF LAW AND CONFLICT OF LAW RULES).

5.	Limitation of Liability. It is expressly understood and agreed by the parties hereto that (i) this Assignment is executed and delivered by the Assignee not individually or personally, but solely as trustee to the Trust in the exercise of the powers and authority conferred and vested in it and (ii) under no circumstances shall the Assignee be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Trust under this Assignment.

     IN WITNESS WHEREOF, each Party has caused this Assignment to be executed in its name and behalf and delivered on the date or dates stated in the acknowledgment certificates appended to this Assignment, to be effective as of the Effective Time.

EASTERN MARKETING CORPORATION
By:	/s/ Donald C. Supcoe
Name: Donald C. Supcoe
Title: President
Signature Page to Assignment of Royalty Interest

ECA MARCELLUS TRUST I
By:	The Bank of New York Mellon Trust Company, N.A.

By:	/s/ Michael J. Ulrich
Name: Michael J. Ulrich
Title: Authorized Signatory
Prepared by:
Vinson & Elkins LLP
1001 Fannin Street
Suite 2500
Houston, TX 77002-6760
Attention: Thomas Herbert
Signature Page to Assignment of Royalty Interest

THE STATE OF COLORADO	§
§
COUNTY OF DENVER	§
     On this, the 7th day of July, 2010, before me Julie Ann Kitano, a Notary public, personally appeared Donald C. Supcoe, who acknowledged himself to be the President of Eastern Marketing Corporation, a West Virginia corporation, and that he as such President, being authorized to do so, executed the foregoing instrument for the purposes therein contained by signing the name of the corporation by himself as President.
     In witness whereof, I hereunto set my hand and official seal.

[SEAL]	/s/ Julie Ann Kitano

My Commission Expires: 4-26-2014

THE STATE OF COLORADO	§
§
COUNTY OF DENVER	§
     On this, the 7th day of July, 2010, before me Julie Ann Kitano, a Notary public, personally appeared Michael J. Ulrich, who acknowledged himself to be the authorized signatory of The Bank of New York Mellon Trust Company, N.A., a national banking association and Trustee of ECA Marcellus Trust I and that he as such authorized signatory, being authorized to do so, executed the foregoing instrument for the purposes therein contained by signing the name of the national banking association by himself as authorized signatory.
     In witness whereof, I hereunto set my hand and official seal.

[SEAL]	/s/ Julie Ann Kitano

My Commission Expires: 4-26-2014

CERTIFICATE OF RESIDENCE
     The Bank of New York Mellon Trust Company, N.A., as grantee and Assignee hereunder, hereby certifies that its precise address is:
919 Congress Avenue
Suite 500
Austin, Texas 78701

ECA MARCELLUS TRUST I
By:	The Bank of New York Mellon Trust Company, N.A.

By:	/s/ Michael J. Ulrich
Name: Michael J. Ulrich
Title: Authorized Signatory

EXHIBIT A
1.	Term Overriding Royalty Interest (PDP) between Energy Corporation of America, as Assignor, and Eastern Marketing Corporation, as Assignee.

County	File No.	Date Recorded
Greene County, PA
2.	Term Overriding Royalty Interest (PUD) between Energy Corporation of America, as Assignor, and Eastern Marketing Corporation, as Assignee.

County	File No.	Date Recorded
Greene County, PA
Exhibit A to Assignment of Royalty Interest